UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, immediately prior to the conclusion of the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) held on May 8, 2019, Edward Mathers formally resigned as a Class I director of Liquidia Technologies, Inc., a Delaware corporation (the “Company”), and as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee.  Mr. Mathers served as (i) a director of the Company since July 2009, (ii) a member of the Company’s Compensation Committee since its formation in August 2016 and (iii) a member of the Company’s Nominating and Corporate Governance Committee since its formation in July 2018.  No disagreement with the Company caused, in whole or in part, Mr. Mathers’ refusal to stand for re-election at the Annual Meeting.

Item 5.07                                           Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on May 8, 2019.  At the Annual Meeting, the following matters were submitted to a vote of stockholders:

1.              The election of two (2) Class I directors to serve until the Company’s 2022 Annual Meeting of Stockholders, or until their respective successors shall have been duly elected and qualified;

2.              The approval of the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan (the “Plan”); and

3.              The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

At the close of business on March 15, 2019, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 15,632,406 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), outstanding and entitled to vote at the Annual Meeting. The holders of 11,560,483 shares of the Company’s Common Stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

At the Annual Meeting, the two directors were elected, the Plan was approved, and the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2019 was ratified.

Proposal No. 1— Election of Class I Directors

The vote with respect to the election of Class I directors was as follows:

Nominees	For	Withheld	Broker Non- Votes
Dr. Stephen Bloch	9,088,066	70,313	2,402,104
Dr. Ralph Snyderman	8,853,856	304,523	2,402,104

Proposal No. 2 — Approval of the Liquidia Technologies, Inc. 2019 Employee Stock Purchase Plan

The vote with respect to the approval of the Plan was as follows:

For	Against	Abstain	Broker Non- Votes
8,434,277	724,051	51	2,402,104

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The vote with respect to the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019 was as follows:

For	Against	Abstain
11,556,879	459	3,145

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2019	ADMA Biologics, Inc.

	By:	/s/ Timothy Albury
Name: Timothy Albury
Title: Interim Chief Financial Officer